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                                                                   Exhibit 10.56
                                    SUBLEASE


         This SUBLEASE (the "Sublease") is dated as of the 11th day of January, 2002, by and between E.PIPHANY, INC., a Delaware corporation ("Sublandlord"), and SINA.com ("Subtenant").

                                 R E C I T A L S


         WHEREAS, pursuant to that certain Lease dated as of December 10, 1999 by and between Peninsula Office Park Associates, a California limited partnership ("Prime Landlord"), as landlord, and Sublandlord, as tenant, (the "Prime Lease"), a copy of which Prime Lease is attached hereto as Exhibit A, Sublandlord leased from Prime Landlord certain premises (the "Original Premises") located in the building commonly known as 2988 Campus Drive, San Mateo, California (the "Building"), which Original Premises contain approximately 11,067 rentable square feet of space, as more fully described in the Prime Lease; and

         WHEREAS, Subtenant desires to sublease from Sublandlord a portion of the Original Premises containing approximately 5,238 rentable square feet known as Suite 100 on the first floor of the Original Premises and more particularly shown on the floor plan attached hereto as Exhibit B (the "Subleased Premises"), and Sublandlord is willing to sublease the Subleased Premises to Subtenant on the provisions, covenants and conditions hereinafter set forth.

                                A G R E E M E N T

         NOW, THEREFORE, for good and valuable consideration, and in consideration of the mutual covenants made herein, the receipt and sufficiency of which are hereby acknowledged and agreed, Sublandlord hereby subleases to Subtenant and Subtenant hereby takes and hires from Sublandlord the Subleased Premises, on the terms and conditions set forth below:

         I. DEFINED TERMS. All terms defined in the Prime Lease and used herein shall, unless otherwise defined herein, have the meanings ascribed to such terms in the Prime Lease.

         II. TERM. The term of this Sublease (the "Sublease Term") shall commence on March 1, 2002 (the "Sublease Term Commencement Date"), and shall continue until February 29, 2004, unless sooner terminated in accordance with the provisions of this Sublease. Subtenant shall have the right to occupy the Subleased Premises as of date hereof through the Sublease Term Commencement Date solely for the purposes of setting up office partitions and the computer and phone networks. During the period prior to the Sublease Term Commencement Date, Subtenant shall be subject to all of the rights and obligations under this Sublease except for the obligation to pay Basic Rent.

         III. OPTION TERM. Subtenant shall have an option to extend the Sublease Term for one (1) twenty (20) month period (the "Option Term") exercisable by written notice to Sublandlord no later than sixty (60) days prior to the end of the Sublease Term.


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         IV.   DELIVERY. The Subleased Premises shall be delivered to Subtenant, broom-clean and free of all occupants but otherwise "as-is, where-is and with all faults", without representation or warranty, express or implied, and Subtenant hereby waives, disclaims and renounces any representation or warranty.

         V.    INTENTIONALLY OMITTED

         VI. BASIC RENT. Subtenant shall pay to Sublandlord, in advance, in monthly installments, without withholding, offset or reduction, Basic Rent at the following rates:

               March 1, 2002 through February 28, 2003       $9,000.00 per month
               March 1, 2003 through February 29, 2004       $9,270.00 per month

         In the event Subtenant exercises its option to extend the Sublease Term pursuant to Section III hereof, Subtenant shall pay to Sublandlord, in advance, in monthly installments, without withholding, offset or reduction, Basic Rent during the Option Term at the following rates:

               March 1, 2004 through February 28, 2005       $9,548.10 per month
               March 1, 2005 through September 30, 2005      $9,834.54 per month

Basic Rent for any partial calendar months at the beginning or end of the Sublease Term shall be prorated on a daily basis. Subtenant acknowledges that Sublandlord's payments of Basic Rent for the Original Premises are paid to Prime Landlord on the first day of each calendar month during the Term and Subtenant therefore covenants and agrees that its payments of Basic Rent hereunder shall be paid to Sublandlord at least two (2) business days prior to the first of each calendar month. Subtenant shall deliver $9,000.00 as payment for the first month's rent upon execution of this Sublease.

         VII. ACCESS SYSTEM. Subtenant shall pay to Sublandlord as additional rent a monthly fee of Two Hundred Twenty Five and 00/100 Dollars ($225.00) for the use of the ADT Card Entry System (the "ADT System") currently in place at the Subleased Premises. This fee shall cover the initial set up of the system and normal monitoring. Subtenant shall buy from Sublandlord access cards for Subtenant's employees at a charge of Nine and 00/100 Dollars ($9.00) per card. Replacement cards shall be charged at the same rate as new cards. Subtenant shall also pay to Sublandlord as additional rent the costs for any additional administration of the ADT System by Sublandlord at the rate of Seventy and 00/100 Dollars ($70.00) per hour.

         VIII. USE. The Subleased Premises shall be used and occupied for general business office purposes and for no other use or purpose.

         IX. SECURITY DEPOSIT. Upon execution hereof, Subtenant has delivered to Sublandlord the sum of $9,000.00 (one (1) month of Basic Rent) ("Subtenant's Security Deposit"), such sum to be held by Sublandlord as security for the performance of Subtenant's obligations under this Sublease. Upon the occurrence of any default by Subtenant hereunder after expiration of any applicable grace or cure periods, Subtenant agrees that Sublandlord may apply all or any part of Subtenant's Security Deposit, together with accrued interest, if any, to any obligation of Subtenant hereunder. Such application shall not excuse the default of Subtenant hereunder. If all or any portion of Subtenant's


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Security Deposit is applied by Sublandlord against any of Subtenant's obligations hereunder, Subtenant shall promptly restore Subtenant's Security Deposit to its original amount. Interest on Subtenant's Security Deposit shall in all instances be retained by Sublandlord. Subtenant's Security Deposit will be returned to Subtenant within thirty (30) days of termination of this Sublease.

         X. PRIME LEASE. Subtenant agrees that it will do nothing in, on or about the Subleased Premises which would result in the breach by Sublandlord of its undertakings and obligations under the Prime Lease. Except for the following provisions, this Sublease shall be subject to and on all of the terms and conditions as are contained in the Prime Lease and the provisions of the Prime Lease are hereby incorporated into this Sublease as if Sublandlord were the landlord thereunder and Subtenant the tenant thereunder:

         The defined economic terms for "Basic Rent," "Security Deposit," "Tenant Allowance," "Term," "Premises" and the like are inapplicable;

              A. Section 3.2 of the Prime Lease (relating to escalation payments) are inapplicable;

              B. Section 31 of the Prime Lease (relating to brokers) is inapplicable;

              C. Exhibit B to the Prime Lease (relating to construction of the Original Premises) is inapplicable.

         Where appropriate, references to "Landlord" in the Prime Lease shall be deemed to mean "Sublandlord" hereunder and references to "Tenant" in the Prime Lease shall be deemed to mean "Subtenant" hereunder, it being understood and agreed that Sublandlord will not be acting as, or assuming any of the responsibilities of, Prime Landlord, and all references in the Prime Lease to Landlord-provided services or Landlord insurance requirements, and any other references which by their nature relate to the owner or operator of the Building, rather than to a tenant of the Building subleasing space to a subtenant, shall continue to be references to Prime Landlord and not to Sublandlord.

         XI. SUBTENANT'S COVENANTS. Subtenant covenants to Sublandlord to perform all of the covenants and obligations to be performed by Sublandlord as Tenant under the Prime Lease as the same relate to the Subleased Premises and to comply with this Sublease and the applicable provisions of the Prime Lease, as modified by this Sublease, in all respects. If Subtenant shall fail to make any payment or perform any act required to be made or performed by Subtenant under the Prime Lease pursuant to Subtenant's assumption of Sublandlord's obligations thereunder as they relate to the Subleased Premises, and such default is not cured by Subtenant by the first to occur of (i) one-half of the period specified in the Prime Lease for curing such default, or (ii) five (5) days prior to the expiration of such Prime Lease cure period, Sublandlord, without waiving or releasing any obligation or default hereunder, may (but shall be under no obligation to) make such payment or perform such act for the account and at the expense of Subtenant, and may take any and all such actions as Sublandlord in its sole discretion deems necessary or appropriate to accomplish such cure. If Sublandlord shall reasonably incur any expense in remedying such default, Sublandlord shall be entitled to recover such sums upon demand from Subtenant as Additional Rent under this Sublease.

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         XII.   SUBLANDLORD'S COVENANTS. Sublandlord covenants to Subtenant to perform all of the terms and provisions required of it under the Prime Lease and to promptly pay when due all rents due and accruing to Prime Landlord under the Prime Lease. Sublandlord will use reasonable efforts to enforce on behalf of Subtenant Sublandlord's rights under the Prime Lease. Nothing contained in this Sublease shall be construed as a guarantee by Sublandlord of any of the obligations, covenants, warranties, agreements or undertakings of Prime Landlord in the Prime Lease, nor as an undertaking by Sublandlord to Subtenant on the same or similar terms as are contained in the Prime Lease.

         XIII. INDEMNIFICATION. Subtenant and Sublandlord shall indemnify and hold the other party harmless from and against any and all claims, demands suits, judgments, liabilities, costs and expenses, including reasonable attorney's fees, arising out of or in connection with such party's use and possession of the Subleased Premises, or arising out of the failure of such party, its agents, contractors or employees to perform any covenant, term or condition of this Sublease or of the Prime Lease to be performed by the respective parties hereunder.

         XIV. ASSIGNMENT AND SUBLETTING. Subtenant shall be allowed to assign this Sublease or sublet the Subleased Premises in whole or in part, only with the prior written consent of Sublandlord and Prime Landlord pursuant to the terms of Section 14 of the Prime Lease. Any excess consideration derived from said assignment or sublet shall be divided pursuant to the terms of Section 14.3 of the Prime Lease.

         XV. BROKERS. Each of Sublandlord and Subtenant represents and warrants to the other that it has not dealt with any broker in connection with this Sublease other than BT Commercial Real Estate (the "Broker"), and each agrees to indemnify, defend and hold the other harmless from and against any breach of said representation and warranty. Sublandlord shall be responsible for any commission to be paid to the Broker pursuant to a separate agreement.

         XVI. INSURANCE. Subtenant shall comply with all insurance requirements of the Prime Lease, including the provisions of Section 11 thereof. Subtenant shall deliver to Sublandlord certificates which evidence such insurance prior to the Sublease Term Commencement Date, and thereafter as required under the Prime Lease, and shall name in all such insurance policies both the Prime Landlord and Sublandlord as additional insureds thereunder.

         XVII. PARKING. Subtenant shall be entitled to the unassigned and non-exclusive use of seventeen (17) parking spaces in the Parking Facility, in accordance with and subject to the terms of Section 36 of the Prime Lease.

         XVIII. SIGNAGE. Subtenant shall be permitted to install signage at the entry to the Subleased Premises upon prior written consent of Sublandlord and Prime Landlord, which consent shall not be unreasonably withheld.

         XIX.   MISCELLANEOUS.

                A. Counterparts. This instrument may be signed in counterpart originals, which, taken together, shall constitute a single original instrument.

                B. Notices. Notices to Sublandlord or Subtenant required or permitted hereunder shall be sent in the manner prescribed in the Prime Lease to the Subleased


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                        Premises in the case of notices to Subtenant and in the
                        case of notices to Sublandlord, as follows:

                        E.piphany, Inc.
                        Attn: Director of Real Estate Operations
                        1900 South Norfolk Street, Suite 310
                        San Mateo, CA 94404

                        With a copy to:

                        Staubach Global Services
                        E.piphany Lease Administrator
                        15601 Dallas Parkway, Suite 400
                        Addison, Texas  74001

                C. Amendments. This Sublease may not be changed or terminated orally but only by an agreement in writing signed by both Sublandlord and Subtenant.

                D. Estoppel Certificates. Sublandlord and Subtenant each agree to furnish within fifteen (15) days after written request therefor by the other, a certificate stating (i) that this Sublease is in full force and effect and has not been amended or modified (or describing such amendment or modification, if any); (ii) the dates through which Basic Rent and additional rent have been paid hereunder; and (iii) that there are no defaults under this Sublease known to the signer of the certificate (or specifying such defaults, if known).

                E. No Waiver. The failure of either party to insist on strict performance of any covenant or condition hereof, or to exercise any option contained herein, shall not be construed as a waiver of such covenant, condition or option in any other instance.

                F. Memorandum of Lease. Subtenant shall not record this Sublease or any memorandum hereof.

                G. Governing Law. This Sublease has been negotiated, executed and delivered in the State of California, and the parties agree that the rights and obligations of the parties under this Sublease shall be governed and construed in accordance with the laws of the State of California.

                H. Severability. The invalidity of any of the provisions of this Sublease will not impair or affect in any manner the validity, enforceability or effect of the rest of this Sublease.

                I. Entire Agreement. All understandings and agreements, oral or written, heretofore made between the parties hereto are merged in this Sublease, which alone fully and completely expresses the agreement between Sublandlord and Subtenant.


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                J.      Relationship Between the Parties. This Sublease does not
                        create the relationship of principal and agent, nor does it create any partnership, joint venture, or any association or relationship between Sublandlord and Subtenant other than as and to the extent specifically provided in this Sublease, the sole relationship of Sublandlord and Subtenant being that of sublandlord and subtenant as provided in this Sublease.

                K. Remedies Cumulative. Except as specifically provided herein, all rights and remedies of Sublandlord under this Sublease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

                L. Condition Precedent. The effectiveness of this Sublease is expressly subject to and conditional upon obtaining Prime Landlord's written consent to this Sublease pursuant to Section 14 of the Prime Lease.

                M. Termination. If either Prime Landlord or Sublandlord terminates the Prime Lease pursuant to its terms or if the Prime Lease otherwise terminates or expires, this Sublease shall likewise and simultaneously terminate.


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         IN WITNESS WHEREOF, the parties have executed this Sublease as an instrument under seal as of the date first written above.

                                  SUBLANDLORD:

                                  E.PIPHANY, INC., a Delaware corporation


                                  By: /s/
                                      -----------------------------------
                                      Name:
                                      Title:   Senior Vice President and
                                               Chief Investment Officer


                                  SUBTENANT:

                                  SINA.com

                                  By: /s/
                                      -----------------------------------
                                      Name:   Frank Hurst Lin
                                      Title:  VP of BD, GM


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